Exhibit (i)

.	K&L GATES LLP 1601 K Street, N.W. Washington, DC 20006 T +1 202 778 9000 F +1 202 778 9100 klgates.com

February 26, 2016

Direxion Shares ETF Trust

1301 Avenue of the Americas (6th Avenue)

35th Floor

New York, NY 10019

Ladies and Gentlemen:

We have acted as counsel to Direxion Shares ETF Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 158 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-150525 and 811-22201) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about February 26, 2016, registering an indefinite number of shares of beneficial interest in the series of the Trust and classes thereof listed in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectuses and statements of additional information (collectively, the “Prospectuses”) filed as part of the Post-Effective Amendment;
(ii)	the Trust’s certificate of trust, governing instrument, and bylaws in effect on the date of this opinion letter;
(iii)	the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment and designation of the Shares of each series, and the authorization for issuance and sale of the Shares; and
(iv)	the exemptive order applicable to the Trust issued by the Commission under the Investment Company Act (the “Exemptive Order”).

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the

February 26, 2016 Page 2

due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have also assumed compliance by the applicants with each of the conditions contained in the application, as amended, for the Exemptive Order. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectuses, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name under the heading “Legal Counsel” in the Prospectuses. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectuses within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

Schedule A

NON-LEVERAGED FUNDS

Direxion All Cap Insider Sentiment Shares

Direxion S&P 500® Volatility Response Shares

Direxion NASDAQ-100® Equal Weighted Index Shares

Direxion iBillionaire Index ETF

Direxion Value Line® Mid- and Large-Cap High Dividend ETF

Direxion Value Line® Small- and Mid-Cap High Dividend ETF

Direxion Value Line® Conservative Equity ETF

Direxion Credit Suisse U.S. Hedged Equity Index ETF

Direxion Zacks MLP High Income Shares

1X FUNDS

Direxion Daily Large Cap Bear 1X Shares

Direxion Daily Small Cap Bear 1X Shares

Direxion Daily Total Market Bear 1X Shares

Direxion Daily 7-10 Year Treasury Bear 1X Shares

Direxion Daily 20+ Year Treasury Bear 1X Shares

Direxion Daily Corporate Bond Bear 1X Shares

Direxion Daily Municipal Bond Taxable Bear 1X Shares

Direxion Daily Total Bond Market Bear 1X Shares

Direxion Daily CSI 300 China A Share Bear 1X Shares

Direxion Daily SME-ChiNext 100 China A Shares Bear 1X Shares

Direxion Daily MSCI China A Bear 1X Shares

Direxion Daily S&P Biotech Bear 1X Shares

Direxion Daily Healthcare Bear 1X Shares

Direxion Daily Cyber Security & IT Bear 1X Shares

Direxion Daily Greece Bear 1X Shares

Direxion Daily Pharmaceuticals & Medical Bear 1X Shares

1.25X FUNDS

Direxion Daily S&P 500® Bull 1.25X Shares

Direxion Daily Mid Cap Bull 1.25X Shares

Direxion Daily Small Cap Bull 1.25X Shares

Direxion Daily FTSE Developed Markets Bull 1.25X Shares

Direxion Daily FTSE Emerging Markets Bull 1.25X Shares

Direxion Daily 7-10 Year Treasury Bond Bull 1.25X Shares

Direxion Daily 20+ Year Treasury Bond Bull 1.25X Shares

2X BULL FUNDS	2X BEAR FUNDS
Direxion Daily S&P 500® Bull 2X Shares	Direxion Daily S&P 500® Bear 2X Shares
Direxion Daily Small Cap Bull 2X Shares	Direxion Daily 7-10 Year Treasury Bear 2X Shares
Direxion Daily 20+ Year Treasury Bull 2X Shares	Direxion Daily 20+ Year Treasury Bear 2X Shares
Direxion Daily Gold Miners Index Bull 2X Shares	Direxion Daily Gold Miners Index Bear 2X Shares

Direxion Daily Junior Gold Miners Index Bull 2X Shares	Direxion Daily Junior Gold Miners Index Bear 2X Shares
Direxion Daily CSI 300 China A Share Bull 2X Shares	Direxion Daily MSCI EAFE Currency Hedged Bear 2X Shares
Direxion Daily SME-ChiNext 100 China A Shares	Direxion Daily MSCI Emerging Markets
Bull 2X Shares	Currency Hedged Bear 2X Shares
Direxion Daily MSCI China A Bull 2X Shares	Direxion Daily MSCI Europe Currency Hedged Bear 2X Shares
Direxion Daily MSCI EAFE Currency Hedged Bull 2X Shares	Direxion Daily MSCI Japan Currency Hedged Bear 2X Shares
Direxion Daily MSCI Emerging Markets Currency Hedged Bull 2X Shares	Direxion Daily MSCI Germany Currency Hedged Bear 2X Shares
Direxion Daily MSCI Europe Currency Hedged Bull 2X Shares	Direxion Daily Homebuilders & Supplies Bear 2X Shares
Direxion Daily MSCI Japan Currency Hedged Bull 2X Shares	Direxion Daily Cyber Security & IT Bear 2X Shares
Direxion Daily MSCI Germany Currency Hedged Bull 2X Shares	Direxion Daily Pharmaceutical & Medical Bear 2X Shares
Direxion Daily Homebuilders & Supplies Bull 2X Shares	Direxion Daily Clean Energy Bear 2X Shares
Direxion Daily Cyber Security & IT Bull 2X Shares	Direxion Daily S&P Biotech Bear 2X Shares
Direxion Daily Pharmaceutical & Medical Bull 2X Shares
Direxion Daily Clean Energy Bull 2X Shares
Direxion Daily Greece Bull 2X Shares
Direxion Daily S&P Biotech Bull 2X Shares

3X BULL FUNDS	3X BEAR FUNDS

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily S&P 500 Bull 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily Brazil Bull 3X Shares

Direxion Daily FTSE China Bull 3X Shares

Direxion Daily Developed Markets Bull 3X Shares

Direxion Daily Emerging Markets Bull 3X Shares

Direxion Daily FTSE Europe Bull 3X Shares

Direxion Daily India Bull 3X Shares

Direxion Daily Japan Bull 3X Shares

Direxion Daily Latin America Bull 3X Shares

Direxion Daily Russia Bull 3X Shares

Direxion Daily South Korea Bull 3X Shares

Direxion Daily Gold Miners Index Bull 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Junior Gold Miners Index Bull 3X Shares

Direxion Daily Mid Cap Bear 3X Shares

Direxion Daily S&P 500 Bear 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily FTSE China Bear 3X Shares

Direxion Daily Developed Markets Bear 3X Shares

Direxion Daily Emerging Markets Bear 3X Shares

Direxion Daily Russia Bear 3X Shares

Direxion Daily Gold Miners Index Bear 3X Shares

Direxion Daily Healthcare Bear 3X Shares

Direxion Daily Junior Gold Miners Index Bear 3X Shares

Direxion Daily Natural Gas Related Bear 3X Shares

Direxion Daily Regional Banks Bear 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Silver Miners Bear 3X Shares

Direxion Daily Clean Energy Bear 3X Shares

Direxion Daily Natural Gas Related Bull 3X Shares	Direxion Daily Energy Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares	Direxion Daily Financial Bear 3X Shares
Direxion Daily Retail Bull 3X Shares	Direxion Daily Real Estate Bear 3X Shares
Direxion Daily Semiconductor Bull 3X Shares	Direxion Daily Technology Bear 3X Shares
Direxion Daily Silver Miners Bull 3X Shares	Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily Clean Energy Bull 3X Shares	Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily Energy Bull 3X Shares	Direxion Daily Corporate Bond Bear 3X Shares
Direxion Daily Financial Bull 3X Shares	Direxion Daily High Yield Bear 3X Shares
Direxion Daily Real Estate Bull 3X Shares	Direxion Daily S&P Biotech Bear 3X Shares
Direxion Daily Technology Bull 3X Shares	Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares
Direxion Daily 7-10 Year Treasury Bull 3X Shares	Direxion Daily MSCI EAFE Currency Hedged Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares	Direxion Daily MSCI Emerging Markets Currency Hedged Bear 3X Shares Direxion Daily MSCI Europe Currency Hedged Bear 3X Shares
Direxion Daily Corporate Bond Bull 3X Shares	Direxion Daily MSCI Japan Currency Hedged Bear 3X Shares
Direxion Daily High Yield Bull 3X Shares	Direxion Daily MSCI Germany Currency Hedged Bear 3X Shares
Direxion Daily Municipal Bond Taxable Bull 3X Shares	Direxion Daily FTSE Cürex USD Bear 3X Shares
Direxion Daily S&P Biotech Bull 3X Shares	Direxion Daily FTSE Cürex EUR Bear 3X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares	Direxion Daily FTSE Cürex YEN Bear 3X Shares
Direxion Daily MSCI EAFE Currency Hedged Bull 3X Shares	Direxion Daily Homebuilders & Supplies Bear 3X Shares
Direxion Daily MSCI Emerging Markets Currency Hedged Bull 3X Shares	Direxion Daily Cyber Security & IT Bear 3X Shares
Direxion Daily MSCI Europe Currency Hedged Bull 3X Shares	Direxion Daily Pharmaceutical & Medical Bear 3X Shares
Direxion Daily MSCI Japan Currency Hedged Bull 3X Shares
Direxion Daily MSCI Germany Currency Hedged Bull 3X Shares
Direxion Daily FTSE Cürex USD Bull 3X Shares
Direxion Daily FTSE Cürex EUR Bull 3X Shares
Direxion Daily FTSE Cürex YEN Bull 3X Shares
Direxion Daily Homebuilders & Supplies Bull 3X Shares
Direxion Daily Cyber Security & IT Bull 3X Shares
Direxion Daily Pharmaceutical & Medical Bull 3X Shares

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